Exhibit 99.1

Alta Equipment Group to Acquire Ecoverse Industries Creating Additional Business Segment

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Establishes Alta’s Master Dealer Equipment Distribution Platform in North America
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Expands Product Portfolio and Diversifies End Markets with Entrance into Environmental Processing Equipment
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Ecoverse’s $64.3 million in revenue, $10.0 million in net income, $10.1 million in Adjusted EBITDA and $9.7 million of Adjusted pre-tax net income on a trailing twelve-month basis is expected to be immediately accretive to the Company’s free cash flow conversion, profitability, and earnings per share ratios.

LIVONIA, Mich., – October 18, 2022 – Alta Equipment Group Inc. (NYSE: ALTG) (“Alta” or “the Company”) today announced that it has entered into a definitive agreement to acquire Ecoverse Industries, LTD (“Ecoverse”), a full line distributor of industry-leading environmental processing equipment headquartered in Avon, Ohio, with 15 sub dealers throughout North America.

“The acquisition of Ecoverse is exciting for our business as it represents our first investment into large-scale equipment distribution, giving us the master dealer rights to distribute best-in-class environmental equipment to dealers and customers throughout North America,” said Ryan Greenawalt, Chief Executive Officer of Alta. “Ecoverse has a long standing track record in the environmental processing equipment sector as a distributor of high-end equipment which is used in biofuel, composting, and various waste and recycling applications. The Ecoverse acquisition immediately positions Alta as an industry leader in a sector where demand for eco-friendly waste solutions and recycling continues to grow. We welcome Ecoverse to the Alta family.”

Strategic and Financial Highlights

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Exclusive distribution rights to North America for European equipment OEMs, including Doppstadt, Backus, Backers, and Tiger Depackaging products.
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Increasing size of equipment field population in North America will provide for future parts and service growth opportunity.
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Ecoverse generated approximately $64.3 million in revenue, $10.0 million in net income, Adjusted EBITDA of $10.1 million, and $9.7 million of Adjusted pre-tax net income for the trailing twelve month period through July 2022.
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Given Ecoverse’s asset-light distribution business model and minimal maintenance capex requirements, the Company expects the acquisition to be highly accretive to the Company’s EBITDA to cash flow conversion and earnings per share ratios.
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Deal is structured as an asset acquisition allowing for step-up in tax basis of assets acquired.

Additional Transaction Details

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The purchase price includes $42.5 million in cash, $2.5 million of Alta common stock and a $6.0 million seller note, at close. In addition, the purchase price includes contingent consideration in the form of an earn-out whereby sellers can earn an additional $4.0 million of Alta common stock and $12.0 million of cash over a five-year period subject to future EBITA growth.
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To the extent EBITA remains flat at July 2022 trailing twelve-month levels throughout the earn-out period, the total purchase price will be $59.0 million ($52.5 million in cash and $6.5 million in

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stock). Other iterations of the ultimate purchase price range from $51.0 million to $67.0 million based on future EBITA performance.
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Ecoverse’s brand name, employees, and management team will remain in place post-close.
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The transaction is subject to customary closing conditions and is expected to close in the fourth quarter of 2022.
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Including Ecoverse, since the Company’s initial public offering in 2020, Alta has completed 13 acquisitions which have contributed $440.3 million in revenue, and $52.5 million in Adjusted EBITDA.
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More information on Ecoverse, its products and applications can be found at www.ecoverse.net.

About Alta Equipment Group Inc.

Alta owns and operates one of the largest integrated equipment dealership platforms in the U.S. Through its branch network, the Company sells, rents, and provides parts and service support for several categories of specialized equipment, including lift trucks and aerial work platforms, cranes, earthmoving equipment and other material handling and construction equipment. Alta has operated as an equipment dealership for 38 years and has developed a branch network that includes over 65 total locations across Michigan, Illinois, Indiana, New England, New York, Virginia, Florida, Ohio, Ontario, and Quebec. Alta offers its customers a one-stop-shop for their equipment needs through its broad, industry-leading product portfolio. More information can be found at www.altaequipment.com.

Forward Looking Statements

This presentation includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements may include, for example, statements about: our future financial performance; our plans for expansion and acquisitions; and changes in our strategy, future operations, financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on information available as of the date of this presentation, and current expectations, forecasts, and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing the parties’ views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. You should not place undue reliance on these forward-looking statements. As a result of a number of known and unknown risks and uncertainties, actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against us relating to the business combination and related transactions; (2) the ability to maintain our listing of shares of common stock on the New York Stock Exchange; (3) the risk that integrating our acquisitions disrupts our current plans and operations; (4) the ability to recognize the anticipated benefits of our business combination and acquisitions, which may be affected by, among other things, competition, our ability to grow and manage growth profitably, our ability to maintain relationships with customers and suppliers and retain our management and key employees; (5) changes in applicable laws or regulations; (6) the possibility that we may be adversely affected by other economic, business, and/or competitive factors; (7) disruptions in the political, regulatory, economic and social conditions domestically or internationally; (8) major public health issues, such as an outbreak of a pandemic or epidemic (such as the novel coronavirus COVID-19), which could cause disruptions in our operations, supply chain, or workforce; and (9) and other risks and uncertainties identified in this

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presentation or indicated from time to time in the section entitled “Risk Factors” in our annual report on Form 10-K and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements, which speak only as of the date made. We do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

*Use of Non-GAAP Financial Measures

We disclose non-GAAP financial measures Adjusted EBITDA, EBITA, and Adjusted pre-tax net income in this press release because we believe they are useful performance measures that assist in an effective evaluation of the acquisition and its expected impact on our operating performance when compared to our peers, without regard to financing methods or capital structure. We believe such measures are useful for investors and others in understanding and evaluating the acquisition and its expected impact on our operating results in the same manner as our management. However, such measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for, or in isolation from, net income (loss), revenue, operating profit, or any other operating performance measures calculated in accordance with GAAP.

We define Adjusted EBITDA as net income (loss) before interest expense (not including floorplan interest paid on new equipment), income taxes, depreciation and amortization, adjustments for certain one-time or non-recurring items and other adjustments. We exclude these items from net income (loss) in arriving at Adjusted EBITDA because these amounts are either non-recurring or can vary substantially within the industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. EBITA is defined as net income (loss) before interest expense (not including floorplan interest paid on new equipment), income taxes, and amortization. Adjusted pre-tax net income is defined as net income (loss) before income taxes adjusted to reflect certain one-time or non-recurring items and other adjustments. Certain items excluded from Adjusted EBITDA and Adjusted pre-tax net income are significant components in understanding and assessing a company’s financial performance. For example, items such as a company’s cost of capital and tax structure as well as certain one-time or non-recurring items, are not reflected in Adjusted EBITDA or Adjusted pre-tax net income. Our presentation of Adjusted EBITDA, EBITA and Adjusted pre-tax net income should not be construed as an indication that results will be unaffected by the items excluded from these metrics. Our computation of Adjusted EBITDA, and other non-GAAP measures, may not be identical to other similarly titled measures of other companies. Ecoverse’s financial information has not been audited by Alta or its auditors and is subject to change. For a reconciliation of non-GAAP measures to their most comparable measures under GAAP, please see the table entitled “Reconciliation of Non-GAAP Financial Measures” at the end of this press release.

Contacts

Investors:
Kevin Inda
SCR Partners, LLC
IR@altg.com
(225) 772-0254

Media:
Glenn Moore
Alta Equipment
glenn.moore@altg.com
(248) 305-2134

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Reconciliation of Non-GAAP Financial Measures
Twelve Months Ended July 31, 2022
(amounts in millions)
Net income	$10.0
Income tax provision	—
Other adjustments (2)	(0.3)
Adjusted pre-tax net income (1)	$9.7
Depreciation and amortization	0.3
Interest expense	0.1
Adjusted EBITDA (1)	$10.1

(1) Represents Non-GAAP measure

(2) Other adjustments primarily related to expected incremental expenses post-close